UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2023

Bluescape Opportunities Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39666	98-1547348
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, 18th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (469) 398-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	BOAC.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	BOAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	BOAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 29, 2023, Bluescape Opportunities Acquisition Corp. (the “Company”) announced that (i) the Company would redeem its outstanding Class A ordinary shares, par value $0.0001 per share, on October 30, 2023, which redemption is expected to be completed on October 31, 2023, as it would not complete its initial business combination, and (ii) all outstanding warrants of the Company will expire worthless upon the liquidation of the Company. On September 28, 2023, the New York Stock Exchange (the “NYSE”) notified the Company that the NYSE determined to commence proceedings to delist the Company’s warrants from the NYSE and that trading in the Company’s warrants would be suspended immediately, due to trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. As a result of the expected expiration of the warrants described above, the Company does not intend to appeal the NYSE’s determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2023

Bluescape Opportunities Acquisition Corp.

By:	/s/ C. John Wilder
C. John Wilder
Chief Executive Officer